SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

                              ---------------

                                  FORM 8-A


             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) or 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                       The Gabelli Equity Trust Inc.
            ----------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)



               Maryland                                 22-273650
 ---------------------------------------           ------------------
 (State of Incorporation or Organization)           (I.R.S. Employer
                                                   Identification no.)

            One Corporate Center
                Rye, New York                          10580-1434
  --------------------------------------               ----------
 (Address of principal executive offices)              (zip code)



Securities to be registered pursuant to Section 12(b) of the Act:


                                    Name of each exchange
Title of each class                 on which each class is
to be so registered                 to be registered
-------------------                 ----------------------

 ___% Cumulative Preferred Stock     New York Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:


                                    None
 ------------------------------------------------------------------------
                              (Title of Class)




ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
         REGISTERED.

The section captioned "Description of Cumulative Preferred Stock" in the Registrant's form of Preliminary Prospectus filed as a part of Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (No. 333-45951), dated March 19, 1998 is incorporated herein by reference.

ITEM 2. EXHIBITS.

(I) The following exhibits have been filed with the Securities and Exchange Commission (the "Commission"):

(1) Incorporated by reference from Form of Certificate for Common
Stock. (a)

(2) Incorporated by reference from Portions of the Amended and Restated Articles of Incorporation of the Registrant defining the rights of holders of Common Stock. (b)

(3) Incorporated by reference from Form of Certificate for ___%
Cumulative Preferred Stock (the "Cumulative Preferred Stock"). (c)

(4) Incorporated by reference from Portions of the form of Articles Supplementary defining the rights of holders of Cumulative Preferred Stock.
(d)

(a) Incorporated by reference from Exhibit 2(d)to Pre-Effective
Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (File Nos. 33-06146 and 811-4700) as filed with the Commission on August 14, 1986.

(b) Incorporated by reference to Exhibit 2(a)(1) to Pre-Effective
Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (File Nos. 333-45951 and 811-4700) as filed with the Commission on April 7, 1998.

(c) Incorporated by reference to Exhibit 2(d)to Pre-Effective
Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (File Nos. 333-45951 and 811-4700) as filed with the Commission on April 7, 1998.

(d) Incorporated by reference to Exhibit 2(a)(2)to Pre-Effective
Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (File Nos. 333-45951 and 811-4700) as filed with the Commission on April 7, 1998.

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    The Gabelli Equity Trust Inc.
                                    ---------------------------------
                                          (Registrant)

Date:  April 9, 1998                By: /s/ Bruce N. Alpert
                                       ------------------------------
                                          Name:  Bruce N. Alpert
                                          Title: Vice President
                                                  and Treasurer